Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Magnum Hunter Resources Corporation

Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated February 25, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Magnum Hunter Resources Corporation, which are incorporated by reference in that Prospectus. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013.

We also consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 25, 2014 relating to the financial statements of PRC Williston, LLC, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas

July 21, 2014